Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM	MORRISON & FOERSTER LLP NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SACRAMENTO, SAN DIEGO, DENVER, NORTHERN VIRGINIA, WASHINGTON, D.C. TOKYO, LONDON, BRUSSELS, BEIJING, SHANGHAI, HONG KONG

April 1, 2011

Marina District Finance Company, Inc.

Marina District Development Company, LLC

One Borgata Way

Atlantic City, New Jersey 08401

Re:	Registration Statement on Form S-4 for $400,000,000 of 9 1/2% Senior Secured Notes due 2015 and $400,000,000 of 9 7/8% Senior Secured Notes due 2018

Ladies and Gentlemen:

We have acted as counsel for Marina District Finance Company, Inc., a New Jersey corporation (“MDFC”), and Marina District Development Company, LLC, a New Jersey limited liability company (“MDDC”, and together with MDFC, the “Company”) in connection with a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of securities in connection with the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate of:

•

$400,000,000 principal amount of 9 1/2% Senior Secured Notes due 2015 (the “2015 Exchange Notes”) in exchange for any and all outstanding 9 1/2% Senior Secured Note due 2015 that were issued by MDFC on August 6, 2010 and guaranteed by MDDC (the “2015 Old Notes”); and

•

$400,000,000 principal amount of 9 7/8% Senior Secured Notes due 2018 (the “2018 Exchange Notes”) in exchange for any and all outstanding 9 7/8% Senior Secured Notes due 2018 that were issued by MDFC on August 6, 2010 and guaranteed by MDDC (the “2018 Old Notes”).

The 2015 Exchange Notes and 2018 Exchange Notes are referred to collectively herein as the “Exchange Notes” and the 2015 Old Notes and 2018 Old Notes are referred to collectively herein as the “Old Notes.” The Exchange Notes are to be guaranteed by MDDC pursuant to the terms of the Indenture (the “Guarantees”).

The Exchange Notes will be issued pursuant to the terms and conditions of, and in the forms set forth in, the indenture (the “Indenture”) entered into on August 6, 2010, by and among MDFC, MDDC and U.S. Bank National Association, as trustee (the “Trustee”). The

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April 1, 2011

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Indenture is filed as Exhibit 4.1 to the Registration Statement. The Exchange Notes and the Indenture are collectively referred to hereinafter as the “Documents.”

In connection with this opinion, we have examined originals, copies or forms of the Documents. In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have also assumed that each party to the Documents has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of each such party (other than the Company) enforceable against each such party in accordance with their terms; that the Indenture constitutes the legal, valid and binding obligations of the Trustee; and that the Indenture has been duly authenticated by the Trustee and will be duly qualified under the Trust Indenture Act of 1939, as amended. We have also assumed compliance with all applicable state securities and “Blue Sky” laws.

The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

(1)	We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(2)	We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

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Marina District Development Company, LLC

April 1, 2011

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(3)	We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms or aid in the interpretation of the Documents.

(4)	We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party.

(5)	We express no opinion regarding the gaming laws of any jurisdiction, including the State of New Jersey, or as to the effect of any gaming laws on the opinions expressed herein.

(6)	We express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, which may be limited or prohibited by federal or state securities laws or by public policy.

(7)	We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing penalties or forfeitures.

(8)	We express no opinion as to the enforceability of any provision of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(9)	We express no opinion as to the enforceability of the waiver of stay or extension laws contained in Section 4.05 of the Indenture.

(10)	Enforceability of the Guarantees may be limited by statutes or principles of law applicable to guaranties. Those statutes and provisions may, inter alia, limit the right of a creditor to alter materially the original obligation of the principal, to elect remedies on default that impair the subrogation rights of the guarantor against the principal, or to take other action that materially prejudices the guarantor. In this connection, we advise you that failure to comply with such statutes or principles may operate to exonerate MDDC from its obligations under the Guarantees.

(11)	We express no opinion as to the enforceability of any choice of law provisions contained in the Documents or the enforceability of any provisions which purport to establish a particular court as the forum for adjudication of any controversy relating to the Documents or which purport to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

Marina District Finance Company, Inc.

Marina District Development Company, LLC

April 1, 2011

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Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that:

The Exchange Notes, when executed and authenticated in accordance with the provisions of the Indenture and upon valid tender of the Old Notes to U.S. Bank National Association, as exchange agent for the Exchange Offer, and issuance of the Exchange Notes in exchange for such tendered Old Notes in accordance with the terms of the Registration Statement and the Indenture, will be legally issued and binding obligations of MDFC, and the Guarantees of the Exchange Notes, pursuant to the terms of the Indenture, will be valid and binding obligations of MDDC.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York and federal laws of the United States (without reference to choice of law rules), which are in effect on the date hereof.

Marina District Finance Company, Inc.

Marina District Development Company, LLC

April 1, 2011

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We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP